UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       June 15, 2012

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

(a)   Annual Meeting. The 2012 Annual Meeting of Shareholders of the Company was held on June 14, 2012.

(b)   Matters Voted Upon; Voting Results.  The following matters were submitted for a vote of the Company’s shareholders.

Matter One.     Election of Directors.  Each of the ten nominees listed below was elected a director of the Company to hold office until the next annual meeting of the shareholders and until his or her successor has been elected and qualified.

Nominee	Number of Shares Voted For	Number of Shares Withheld	Number of Broker Non-Votes

Margaret Hayes Adame	77,667,539	739,886	2,395,355

Richard J. Coté	77,875,467	531,958	2,395,355

Efraim Grinberg	78,173,945	233,480	2,395,355

Alex Grinberg	77,876,450	530,975	2,395,355

Alan H. Howard	77,679,861	727,564	2,395,355

Richard Isserman	78,122,404	285,021	2,395,355

Nathan Leventhal	78,199,972	207,453	2,395,355

Donald Oresman	77,587,536	819,889	2,395,355

Maurice Reznik	78,205,847	201,578	2,395,355

Leonard L. Silverstein	77,584,801	822,624	2,395,355

Matter Two.     Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2013.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes

80,720,468	72,822	9,490	---

Matter Three.   Adoption, on an advisory basis, of a resolution approving the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2012 Annual Meeting of Shareholders.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes

77,143,496	563,848	700,081	2,395,355

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 15, 2012
MOVADO GROUP, INC.

By:	/s/ Timothy F. Michno
	Name:	Timothy F. Michno
General Counsel